Exhibit 23.1



                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-32116 of Concurrent Computer Corporation on Form S-8 of our report dated August 4, 2000, July 11, 2001, as to Note 24 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 24), appearing in this Annual Report on Form 10-K/A of Concurrent Computer Corporation and subsidiaries for the year ended June 30, 2000.


                                         /s/  Deloitte & Touche LLP

Atlanta, Georgia
July 13, 2001


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